Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-159000 on Form S-8 of our report dated June 28, 2018, appearing in this Annual Report on Form 11-K of the American Savings Bank 401(k) Plan for the year ended December 31, 2017.

/s/ Accuity LLP

Honolulu, Hawaii

June 28, 2018